UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2005

PerkinElmer, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-05075	04-2052042
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

45 William Street, Wellesley, Massachusetts	02481
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 237-5100

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

On June 15, 2005, management of PerkinElmer, Inc. (the “Company”) approved a plan to terminate employees in several locations as the Company shifts resources into geographic regions and product lines that are more consistent with the Company’s growth strategy. The Company completed notifying affected employees on July 1, 2005. As a result of this plan of termination, the Company plans to incur a pre-tax restructuring charge of approximately $9 million during the fiscal quarter ended July 3, 2005. Substantially all of this pre-tax restructuring charge will result in future cash expenditures which the Company expects will be paid within the next 12 months.

In addition, the Company determined on July 1, 2005 that, due to a soft sublease market, it will be increasing its reserves for its financial obligations under several leases associated with the Company’s previous restructurings in 2001 and 2002. As a result, the Company will record an additional pre-tax restructuring charge during the fiscal quarter ended July 3, 2005 of approximately $6 million which is expected to be paid though 2014.

The total of these two pre-tax restructuring charges during the fiscal quarter ended July 3, 2005 will be approximately $15 million.

Item 7.01. Regulation FD Disclosure

The Company is nearing resolution of audits of certain prior year tax returns. The Company expects that, as a result of the resolution of these audits, it will adjust previous tax estimates resulting in a tax benefit of at least $15 million in the fiscal quarter ended July 3, 2005.

Item 9.01. Financial Statements and Exhibits

(c)    Exhibits

None.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained in this Form 8-K that relate to prospective events or developments, including, without limitation, the amount of future restructuring charges and tax benefits to be recognized by the Company, if any, and the timing of completion of tax audits, are deemed to be forward-looking statements. Words such as “expects,” “will” and similar expressions are intended to identify forward-looking statements. There are a number of important risk factors that could cause actual results or events to differ materially from those indicated by these forward-looking statements, including, without limitation, a delay in resolution of the Company’s tax audits and an adverse determination by the Internal Revenue Service with respect to the Company’s tax audits, as well as other factors which are described under the caption “Forward-Looking Information and Factors Affecting Future Performance” in the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q on file with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: July 8, 2005

By: /s/ Robert F. Friel

        Robert F. Friel

        Executive Vice President and Chief

        Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
None